UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

RISE GOLD CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-53848	30-0692325
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1250 – 625 Howe Street
 Vancouver, British Columbia, Canada V6C 2T6
 (Address of principal executive offices) (ZIP Code)

Registrant's telephone number, including area code: (604) 999-4136

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Securities

On May 22, 2025, Rise Gold Corp. announced that it granted a total of 3,320,000 stock options to directors, officers and consultants of the Corporation pursuant to the terms of the Corporation's Stock Option Plan. The stock options are exercisable at a price of US$0.10 (CAD$0.14) per share until May 22, 2030.

The Corporation granted the options in reliance on the private offering exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 5.02 Compensatory Arrangements of Certain Officers

(e) The disclosure provided in Item 3.02 above is incorporated in this Item 5.02(e) by reference.

Of the total 3,320,000  stock options granted by the Corporation on May 22, 2025, the Corporation granted 2,790,000 stock options to Joseph Mullin, who serves as the Corporation's President and Chief Executive Officer and 60,000 to Mihai Draguleasa, who serves as the Corporation's Chief Financial Officer. In addition, the Corporation amended the vesting schedules of a total of 2,231,401 options previously granted to Mr. Mullin to align the vesting schedules with the terms of Mr. Mullin's employment contract.

Additional information is provided in the news release, a copy of which is included as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

99.1	Press release dated May 22, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 23, 2025

RISE GOLD CORP.

/s/ Joseph Mullin
Joseph Mullin
President and CEO